UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022 (March 1, 2022)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13355 Noel Road

Dallas, Texas 75240

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (972) 788-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on March 1, 2022 (the “2022 Annual Meeting”). The stockholders considered each of the proposals in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 20, 2022. Voting results with respect to each proposal submitted at the 2022 Annual Meeting are set forth below.

Proposal 1: Election of directors to the Company’s Board of Directors to serve until the Company’s 2023 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	AGAINST	ABSTAIN	NON VOTES
Bradley W. Buss	120,147,342	3,338,476	85,703	8,590,359
Robert G. Card	122,521,709	976,069	73,743	8,590,359
Diane C. Creel	121,877,542	1,628,869	65,110	8,590,359
Lydia H. Kennard	120,985,849	2,516,693	68,979	8,590,359
W. Troy Rudd	123,137,176	369,021	65,324	8,590,359
Clarence T. Schmitz	122,069,542	1,432,766	69,213	8,590,359
Douglas W. Stotlar	121,962,162	1,533,017	76,342	8,590,359
Daniel R. Tishman	86,972,084	36,532,066	67,371	8,590,359
Sander van ’t Noordende	123,010,279	484,362	76,880	8,590,359
Janet C. Wolfenbarger	122,200,304	1,301,786	69,431	8,590,359

Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022:

FOR	AGAINST	ABSTAIN	NON VOTES
129,851,739	2,232,799	77,342	0

Proposal 3: Approval of the Company’s executive compensation, on an advisory basis:

FOR	AGAINST	ABSTAIN	NON VOTES
119,065,246	4,358,935	147,340	8,590,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: March 4, 2022	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer